Exhibit 99.1

Flag Ship Acquisition Corporation Announces the Separate Trading of its Ordinary Shares and Rights

NEW YORK, Aug. 12, 2024 /PRNewswire/ -- Flag Ship Acquisition Corporation (Nasdaq: FSHPU) (the “Company”) announced today that, commencing Thursday, August 15, 2024, holders of the units sold in the Company’s initial public offering of 6,900,000 units (“Units”) may commence separate trading of the underlying component securities. Each Unit consists of one ordinary share, par value $0.001 per ordinary share (“Share”), and one right to receive one-tenth (1/10) of one Share upon the consummation of the Company’s initial business combination (“Right”). Those units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “FSHPU.”

The Share and the Right that are separated will trade on Nasdaq under the symbols “FSHP” and “FSHPR” respectively. Holders of units will need to have their securities brokers contact Vstock Transfer LLC at 18 Lafayette Place, Woodmere, New York 11598, the Company’s transfer agent, in order to separate the Units into Shares and Rights.

The Units were initially offered by the Company in an underwritten offering through Lucid Capital Markets, which acted as the sole book runner for the offering and as the representative of the underwriters in the offering. A registration statement on form S-1 relating to these securities (Sec File Number 333-261028) was declared effective by the Securities and Exchange Commission on June 17, 2024. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

About Flag Ship Acquisition Corporation

Flag Ship Acquisition Corporation is a blank check company formed under the laws of the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For further information, please contact:
Matthew Chen | Chief Executive Officer
Phone: (212) 884-2667
Email: mchen@flagshipac.com

SOURCE Flag Ship Acquisition Corporation